UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

Avidia Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42775	33-4239888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Main Street
Hudson, Massachusetts		01749
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 5082265

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AVBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 12, 2025, the Audit Committee of the Board of Directors (the “Audit Committee”) of Avidia Bancorp, Inc. (the “Company”) approved the dismissal of Berry, Dunn, McNeil & Parker, LLC, the Company’s independent registered public accounting firm, effective as of November 12, 2025. Concurrently, the Audit Committee approved the engagement of BDMP Assurance, LLP as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025, effective as of November 12, 2025. BDMP Assurance, LLP, a licensed CPA firm registered with the Public Company Accounting Oversight Board (PCAOB), is owned by certain partners of Berry, Dunn, McNeil & Parker, LLC.

The decision to transition to a new independent registered public accounting firm was the result of Berry, Dunn, McNeil & Parker, LLC’s recent restructuring. In this new structure, Berry, Dunn, McNeil & Parker, LLC is focused on tax and advisory services, while BDMP Assurance, LLP performs financial statement audits.

The reports of Berry, Dunn, McNeil & Parker, LLC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period preceding the dismissal of Berry, Dunn, McNeil & Parker, LLC, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Berry, Dunn, McNeil & Parker, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berry, Dunn, McNeil & Parker, LLC, would have caused it to make reference to the subject matter thereof in connection with its reports on the consolidated financial statements for such years, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Berry, Dunn, McNeil & Parker, LLC with a copy of the disclosures made in this Current Report on Form 8-K and has requested that Berry, Dunn, McNeil & Parker, LLC furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period preceding the engagement of BDMP Assurance, LLP, neither the Company nor anyone on the Company’s behalf consulted with BDMP Assurance, LLP with respect to either (i)(a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by BDMP Assurance, LLP to the Company that BDMP Assurance, LLP concluded was an important factor that the Company consider in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a “disagreement” or a “reportable event” (as these terms are defined in Item 304(a)(1) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

16.1 Letter from Berry, Dunn. McNeil & Parker, LLC to the U.S. Securities and Exchange Commission dated November 14, 2025

104 Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDIA BANCORP, INC.

Date:	November 14, 2025	By:	/s/ Jonathan Nelson
Jonathan Nelson Chief Financial Officer and Treasurer